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                                 AMENDMENT NO. 3

                           dated as of August 27, 1999


                                     to the

                            NOTE PURCHASE AGREEMENT,

                                      among




                     FFCA FRANCHISE LOAN OWNER TRUST 1998-1,
                                   as Issuer,


                          FFCA ACQUISITION CORPORATION,



                                       and


                        FFCA LOAN WAREHOUSE CORPORATION,
                                  as Depositor



                                       and


                   MORGAN STANLEY SECURITIZATION FUNDING INC.
                                  as Purchaser


                           Dated as of August 14, 1998

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
                                 AMENDMENT NO. 3
                                     TO THE
                             NOTE PURCHASE AGREEMENT

                           dated as of August 27, 1999


     AMENDMENT NO. 3 TO THE NOTE PURCHASE AGREEMENT, dated as of August 27, 1999 ("AMENDMENT NO. 3") to that certain Note Purchase Agreement, dated as of August 14, 1998 (the "NOTE PURCHASE AGREEMENT") among FFCA Loan Trust 1998-1 (the "ISSUER"), FFCA Acquisition Corporation, FFCA Loan Warehouse Corporation (the "DEPOSITOR"), and Morgan Stanley Securitization Funding Inc. ("MSSFI," and in its capacity as Purchaser hereunder, the "Purchaser").

                             PRELIMINARY STATEMENTS

     WHEREAS, the parties hereto have entered into that certain Note Purchase Agreement, whereby the Purchaser agrees to purchase certain Notes;

     WHEREAS Purchaser wishes to amend the Note Purchase Agreement; and

     WHEREAS, Section 10.01 provides the Note Purchase Agreement may be amended in writing by the parties thereto;

     NOW, THEREFORE, in consideration of the promises and the mutual agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. DEFINITIONS. Unless otherwise defined herein, all capitalized terms shall have the meanings set forth in the Note Purchase Agreement.

     2. AMENDMENT TO NOTE PURCHASE AGREEMENT.

     (a)  Section  1.01  is  hereby   amended  by  deleting  the  definition  of
"COMMITMENT AMOUNT" and by replacing such definition with the following:

     "COMMITMENT AMOUNT" means an amount equal to $900,000,000.

     (b) Section 2.02 is hereby amended by adding at the end thereof the following sentence:

     On or prior to the date of the execution of Amendment No. 3, FFCA Acquisition Corp. shall pay or cause to be paid to the Purchaser an additional commitment fee equal to 0.125% multiplied by $300,000,000, multiplied by the number of days from and excluding the date hereof to and including the Maturity Date divided by 360 (the "Additional Commitment Fee"), to be payable by wire transfer in immediately available funds, to the account of the Purchaser in accordance with the instructions set forth on Schedule I hereto.

     3. COVENANT TO PAY. The Issuer, FFCA Acquisition Corp. and the Depositor jointly and severally covenant to pay as and when billed by the Purchaser the reasonable fees, disbursements and expenses of counsel to the Purchaser in connection with the amendments to the Basic Documents effected on the date hereof.

     4. FULL FORCE AND EFFECT. Except as modified by this Amendment No. 3, the Note Purchase Agreement shall otherwise remain in full force and effect against any and all of the parties thereunder.

     5. GOVERNING LAW. This Amendment No. 3 shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to its conflicts of laws provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance therewith.

     6. COUNTERPARTS. This Amendment No. 3 may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF the parties have executed this Amendment No. 3 as of the date first above written.

                                    FFCA FRANCHISE LOAN OWNER TRUST
                                      1998-1, as Issuer

                                    By: Wilmington Trust Company,
                                        not in its individual capacity but
                                        solely as Owner Trustee

                                    By: /s/ Rosemary Pantano
                                        ----------------------------------------
                                        Name: Rosemary Pantano
                                        Title: Financial Services Officer


                                    FFCA ACQUISITION CORPORATION


                                    By: /s/ Dennis L. Ruben
                                        ----------------------------------------
                                        Name: Dennis L. Ruben
                                        Title: Executive Vice President


                                    MORGAN STANLEY SECURITIZATION FUNDING INC.,
                                      as Purchaser


                                    By: /s/ Andrew B. Neuberger
                                        ----------------------------------------
                                        Name: Andrew B. Neuberger
                                        Title: Vice President


                                    FFCA LOAN WAREHOUSE CORPORATION,
                                      as Depositor


                                    By: /s/ Dennis L. Ruben
                                        ----------------------------------------
                                        Name: Dennis L. Ruben
                                        Title: Vice President

ACCEPTED AND AGREED
LASALLE BANK NATIONAL ASSOCIATION f/k/a LASALLE NATIONAL BANK, as Indenture Trustee


By: /s/ Michael B. Evans
    ---------------------------------
    Name: Michael B. Evans
    Title: Senior Vice President

                                   SCHEDULE I

                          PURCHASER ACCOUNT INFORMATION



            Bank: Citibank

            ABA Routing number: 021000089 (For the Account of MSSFI)

            Account number:  40739088